Exhibit 99.1

Press Release


May 9, 2005

For Immediate Release
---------------------

For Information Contact:
Eric R. Anderson, Vice President, Investor Relations - 202.969.1866

SUMMARY
NCRIC Group, Inc. announces net income of $636,000 or $0.10 per diluted share for the first quarter of 2005. An investor call to discuss the results will take place on Tuesday, May 10, 2005 at 9:00 a.m. The call access number is (800) 289-0730 or (913) 981-5509. Questions regarding the first quarter results may be submitted via e-mail to ncric.investors@gmail.com at any time before or during the investor call. Only questions related to the first quarter results will be answered on the call, as time permits (see the "Investor Conference Call" section of this press release for more information).

NCRIC GROUP, INC. REPORTS FIRST QUARTER 2005 RESULTS

Washington, D.C. - (Business Wire) - NCRIC Group, Inc. (NCRIC) (Nasdaq National
Market: NCRI) today announced operating results for its first quarter ended March 31, 2005. For the quarter, net income was $636,000 or $0.10 per diluted share, compared to $522,000 or $.08 per diluted share for the same period in 2004. The results reflect higher revenue partially offset by an increase in expenses.


Unaudited Consolidated Financial Summary
(in thousands, except per share data)

                                                Three months ended
                                                     March 31,
                                             2005                2004
                                             ----                ----
Gross premiums written                       $ 34,354            $ 34,253
                                             ========            ========
Net premiums earned                          $ 17,843            $ 16,150
Net investment income                           1,915               1,670
Net realized investment gains                     302                 333
Practice management                             1,176               1,224


Other income                                      178                 237
                                             --------            --------
        Total revenues                         21,414              19,614

Losses and LAE incurred                        14,446              13,075
Underwriting expenses                           3,201               3,533
Practice management expenses                    1,345               1,234
Interest expense on trust preferred securities    254                 202
Other expenses                                  1,134                 952
                                             --------            --------
        Total expenses                         20,380              18,996

Income before income taxes                      1,034                 618

Income tax provision                              398                  96
                                             --------            --------

Net income                                   $    636            $    522
                                             ========            ========

Net income per common share:
       Basic                                 $   0.10            $   0.08
       Diluted                               $   0.10            $   0.08



Unaudited Balance Sheet Highlights
(in thousands, except per share data)

                                                   March 31, 2005     December 31, 2004
                                                   --------------     -----------------
Total investments                                   $   214,760          $   202,307
Total assets                                            301,965              292,899
Liabilities for losses and LAE                          155,947              153,242
Accumulated other comprehensive gain (loss)                (166)               2,109
Total stockholders' equity                               70,602               72,015
Book value per share                                $     10.22          $     10.45
Tangible book value per share*                      $      9.16          $      9.39


* Tangible book value consists of total stockholders' equity reduced by goodwill.



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


Commentary

     o Gross premium written is flat due to a reduction in policies in force offset by new business written and the rise in premium rates. The following table provides gross premium written by jurisdiction (in thousands):

                                            Three Months Ended March 31,
                                          2005                       2004
                                          ----                       ----
District of Columbia               $ 16,914      49%          $ 16,290      48%
Virginia                              7,208      21%             7,820      23%
Maryland                              6,733      20%             6,342      18%
Delaware                              1,916       5%             1,466       4%
West Virginia                         1,583       5%             2,335       7%
                                   --------   ------          --------   ------
Total                              $ 34,354     100%          $ 34,253     100%


     o Earned premium increased 10%, primarily due to rate increases on policies written over the past 12 months.

     o Loss and loss adjustment expenses incurred do not include any development for prior year losses.

     o The combined ratio improved by 3.9% primarily as a result of lower litigation expenses related to the Columbia Hospital for Women premium collection litigation.


                                        Three Months Ended March 31,
                                        ----------------------------
                                         2005                2004
                                         ----                ----
Loss and LAE ratio                       81.0%               81.0%
Underwriting expense ratio               17.9%               21.8%
                                         -----              ------
Combined ratio                           98.9%              102.8%


     o Cash flow from operations was $9.8 million for the quarter ended March 31, 2005 compared to $15.5 million for the same period in 2004. The decreased cash flow was primarily due to higher payments on claims.

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

     o There has been no change in the status of the premium collection litigation. Post-trial motions filed in March and April, 2004 continue to await a ruling by the trial court judge.

     o The following table provides a comparison of "normalized" earnings per share by removing the impact of litigation costs, realized gains, and merger expenses:


                                        Three Months Ended March 31,
                                        ----------------------------
                                          2005                2004
                                          ----                ----
Reported diluted earnings per share      $0.10               $0.08
     Add back CHW litigation costs        0.01                0.09
     Eliminate realized gains            -0.03               -0.03
     Add back merger costs                0.09                0.00
                                         -----               -----
"Normalized" diluted earnings per share  $0.17               $0.14


Outlook
Our outlook for 2005 earnings has been reduced to take into consideration the anticipated loss of business resulting from the downgrade of the A.M. Best rating from "A-" (Excellent) with a stable outlook to "B++" (Very Good) under review with negative implications. Our earnings guidance for 2005, excluding any impact from merger-related expenses, is $0.73 per share.

Proposed Merger
On February 28, 2005, we announced an agreement to merge NCRIC Group, Inc. into ProAssurance Corporation. As previously announced, we anticipate that the transaction will close in the third quarter of this year. There will be a Special Meeting for shareholders to vote on the transaction at a date that has yet to be determined. We have filed a proxy statement for the Special Meeting under the cover of a ProAssurance S-4 Registration Statement. This material is not yet effective. Shareholders of NCRIC are urged to read the registration statement and the proxy statement/prospectus when they become available and any other relevant documents filed with the Securities and Exchange Commission ("SEC"), as well as any amendments or supplements to these documents, as they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about NCRIC and ProAssurance, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the SEC filings that will be


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

incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to Eric R. Anderson, senior vice president, corporate communications and investor relations, NCRIC Group, Inc., 1115 30th Street, N.W., Washington, D.C. 20007, tel: (202) 969-3102 or to Frank
B. O'Neil, senior vice president, corporate communications and investor relations, ProAssurance Corporation, 100 Brookwood Place, Birmingham, Alabama 35209.

NCRIC Group, Inc. and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of NCRIC in connection with the merger. Information about the directors and executive officers of NCRIC and their ownership of NCRIC common stock is set forth in the proxy statement, dated April 26, 2005, for NCRIC's 2005 annual meeting of stockholders, as filed with the SEC.

Investor Conference Call
An investor conference call will be held on Tuesday, May 10, 2005 at 9:00 AM ET to review the first quarter 2005 results. Investors and analysts may access the conference call by dialing (800) 289-0730 or (913) 981-5509. The conference call will also be webcast in a listen-only format on Streetevents.com and through the Investors section of NCRIC's corporate website at www.ncric.com.

NCRIC's proxy material for the Special Meeting of shareholders (filed under cover of a ProAssurance S-4 Registration Statement) to vote on the proposed merger with ProAssurance has not yet been declared effective by the SEC. Therefore, pursuant to SEC regulations, we are not in a position to discuss the merits or details of the proposed merger during this call. To help assure compliance with this restriction, only questions regarding the first quarter results will be accepted and all questions must be submitted via e-mail at ncric.investors@gmail.com. Questions may be submitted at any time before or during the call and will be answered as time permits.

A telephone replay will be available through May 17, 2005 at (888) 203-1112 or
(719) 457-0820, using access code 6067654. The webcast will be archived and replays will be available for 12 months at ncric.com.

About NCRIC Group, Inc.
NCRIC Group, Inc. (NCRIC) is a healthcare financial services organization that assists individual physicians and groups of physicians in managing their practices by providing medical professional liability insurance, practice management and financial services, and employee benefits plan design and pension administration.

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

In addition to its headquarters in Washington, D.C., NCRIC has offices in Wilmington, Delaware; Greensboro, North Carolina; Richmond and Lynchburg, Virginia; and Charleston, West Virginia. NCRIC provides services to more than 4,600 physician clients.

Caution Regarding Forward-Looking Statements
This news release contains historical information as well as forward-looking statements that are based upon our estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "hopeful," "intend," "may," "optimistic," "preliminary," "project," "should," "will," and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as forward-looking statements as are sections of this news release clearly identified as giving our outlook on future business. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents we file with the Securities and Exchange Commission, including Form 10K for the year ended December 31, 2004 and Form 10Q for the most recent quarter. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

o general economic conditions, either nationally or in our market area, that are worse than expected;
o regulatory and legislative actions or decisions that adversely affect our business plans or operations;
o price competition;
o inflation and changes in the interest rate environment the performance of financial markets and/or changes in the securities markets that adversely affect the fair value of our investments or operations;
o changes in laws or government regulations affecting medical professional liability insurance and practice management and financial services;
o changes to our ratings assigned by A.M. Best;

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

o the effect of managed healthcare;
o uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance and changes in the availability, cost, quality, or collectibility of reinsurance;
o significantly increased competition among insurance providers and related pricing weaknesses in some markets;
o changes in accounting policies and practices, as may be adopted by our regulatory agencies and the Financial Accounting Standards Board;
o changes in our organization, compensation and benefit plans; and
o management may be focused on the merger instead of pursuing other opportunities that could be beneficial to the company.

We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and wish to advise readers that the factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For further information, contact Eric R. Anderson, Senior Vice President, Investor Relations; 1115 30th Street, N.W., Washington, D.C. 20007; 202.969.1866, ext. 3102; anderson@ncric.com; or consult NCRIC's website, www.ncric.com.

                                       ###

May 9, 2005


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